               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
              --------------------------------------
                           FORM S-8
                    REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933
              --------------------------------------
                        SUNAMERICA INC.
     (Exact name of Registrant as specified in its charter)

  Maryland                            86-0176061
  (State or other jurisdiction of     (I.R.S. Employer Identification No.)
   incorporation or organization)

  1 SunAmerica Center
  Los Angeles, California                       90067-6022
  (Address of Principal                         (Zip Code)
  Executive Offices)

         LONG-TERM PERFORMANCE-BASED INCENTIVE STOCK PLAN
                     Amended and Restated 1997
                     (Full Title of the Plan)
                    --------------------------
                         Christine A. Nixon
                         Associate Counsel
                        1 SunAmerica Center
                 Los Angeles, California  90067-6022
                       (Name and address of agent
                             for service)

                           (310) 772-6000
 (Telephone number, including area code, of agent for service)


              CALCULATION OF REGISTRATION FEE

                        Proposed     Proposed      Amount
Title       Amount      Maximum      Maximum       of
of          to be       Offering     Aggregate     Regist-
Securities  Registered  Price Per    Offering      ration
Registered  (1)         Share(2)     Price(2)      Fee
----------  ----------  ----------   ----------    ----------
Common      1,800,000   $38.75       $69,750,000*  $21,136.00
Stock,      shares
$1.00 par   ==========  ==========   ==========    ==========
value
==========

(1) Represents the maximum number of shares to be issued under the SunAmerica 1997 Employee Incentive Stock Plan ("Plan") assuming all awards authorized thereunder are made. Such additional indeterminable amount of the Company's Common Stock is hereby registered as may be required by reason of the "Shares Subject to the Plan" section of the Plan.

(2) Estimated (solely for the purpose of calculating the registration fee) in accordance with Rule 457(h) on the basis of the average high and low prices on the New York Stock Exchange of the Registrant's Common Stock on March 31, 1997, as published in the Wall Street Journal.

*Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus included in the Registration Statement also relates to 1,350,000 shares registered and remaining unissued under Registration Statement No. 33-55495 previously filed by SunAmerica Inc., in respect of which $20,338.00 has been paid to the Commission as filing fees. Such Registration Statement is accordingly amended to reflect the information contained herein. In the event that any of such previously registered securities are offered prior to the effective date of this Registration Statement, the amount of such securities will not be included in any Prospectus hereunder. The amount of Securities being registered, together with the remaining securities registered under Registration Statement No. 33-55495, represents the maximum amount of Securities which are expected to be offered for sale.

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PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents.

(a) The Registrant's latest Annual Report on Form 10-K for its fiscal year ended September 30, 1996 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by such latest Annual Report referred to in (a) above.

(c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

(d)   All other documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 2-418 of the Maryland General Corporation Law permits the indemnification of directors, officers, employees and agents of Maryland corporations. Article Eighth of the Registrant's Articles of Restatement of Charter (the "Articles") authorizes the indemnification of directors and officers to the full extent required or permitted by the General Laws of the State of Maryland, now or hereafter in force, whether such persons are serving the Registrant, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. Article Eighth further provides that the foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and that no amendment or repeal of Article Eighth shall apply to or have any effect on any right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal. In addition, the Registrant's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Registrant. Reference is made to Section 2-418 of the Maryland General Corporation Law and Article Eighth of the Articles, which are incorporated herein by reference.

Item 8.     EXHIBITS

  The exhibits included as part of this Registration Statement are as follows:
             Exhibit No.      Description
             ----------       -----------
                  5           Opinion of Counsel

                  23          Consent of Price Waterhouse LLP

                  24          Power of Attorney
                              (included on signature page)

Item 9.     UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

  1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offer therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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 3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 1st day of April, 1997.

                                    SUNAMERICA INC.

                                       /s/ Jay S. Wintrob
                                    By:-------------------
                                    Jay S. Wintrob
                                    Executive Vice President

                             POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eli Broad, Jay W. Wintrob and Susan
L. Harris, and each or any one of them, as his true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, jointly and severally, full power and authority to do and perform each and every act

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and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, jointly and severally, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                    TITLE                          DATE

/s/ Eli Broad
----------------------------  President, Chief               April 1, 1997
Eli Broad                     Executive Officer and
                              Chairman of the Board
                              (Principal Executive Officer)

/s/ James R. Belardi
----------------------------  Executive Vice President       April 1, 1997
James R. Belardi              (Principal Financial Officer)


/s/ Scott L. Robinson
----------------------------  Senior Vice President and      April 1, 1997
Scott L. Robinson             Controller
                              (Principal Accounting Officer)


/s/ William F. Aldinger, III  Director                       April 1, 1997
----------------------------
William F. Aldinger, III


/s/ Karen Hastie-Williams     Director                       April 1, 1997
----------------------------
Karen Hastie-Williams


/s/ David Maxwell             Director                       April 1, 1997
----------------------------
David Maxwell


/s/ Barry Munitz              Director                       April 1, 1997
----------------------------
Barry Munitz


/s/ Lester Pollack            Director                       April 1, 1997
----------------------------
Lester Pollack


/s/ Carl E. Reichardt         Director                       April 1, 1997
----------------------------
Carl E. Reichardt


/s/ Sanford C. Sigoloff       Director                       April 1, 1997
----------------------------
Sanford C. Sigoloff


/s/ Harold M. Williams        Director                       April 1, 1997
----------------------------
Harold M. Williams


/s/ Jay S. Wintrob            Director                       April 1, 1997
----------------------------
Jay S. Wintrob

                             Index to Exhibits


                                                              Sequentially
  Item No.   Description of Item                              Numbered Page

      5      Opinion of Counsel                                    6
      23     Consent of Price Waterhouse LLP                       7
      24     Power of Attorney
             (included on signature page)































































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




March 31, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Re:   SunAmerica Inc.
      Registration Statement on Form S-8

Ladies and Gentlemen:

Based on a review of the relevant documents and materials and on the basis of available information, and in reliance thereon, the undersigned is of the opinion that the securities to be issued by SunAmerica Inc. in connection with the Long-Term Performance-Based Incentive Stock Plan, Amended and Restated 1997, (the "Plan") have been duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

I am licensed to practice law only in the state of California and the foregoing opinion is limited to the laws of the state of California and the general corporation law of the state of Maryland.

The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,



/s/ Susan L. Harris
--------------------
Susan L. Harris
Vice President






























                                -6-


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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 8, 1996, except as to
Note 13 which is as of November 29, 1996, which appears on Page F-2 of SunAmerica Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on Page S-2 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP
Los Angeles, California
March 31, 1997























































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